EXHIBIT 15.2

AWARENESS LETTER OF INDEPENDENT ACCOUNTANTS

November 13, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our report dated November 4, 2002 on our review of interim financial information of Ribapharm Inc. (the “Company’) as of and for the period ended September 30, 2002 and included in the Company’s quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in its Registration Statement on Form S-8 (File No. 333-91116).

Very truly yours,

/s/  PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP
Los Angeles, California